                                                                    EXHIBIT 99.1

                                             FOR IMMEDIATE RELEASE
CONTACTS:
                                             Donald C. Weinberger
Donald W. Fallon, CFO                        Andria Pilo-Arena (Media)
CEPTOR CORPORATION, INC.                     WOLFE AXELROD WEINBERGER ASSOC. LLC
(410) 527-9998 Fax (410) 527-9867            (212) 370-4500  Fax (212) 370-4505
dfallon@ceptorcorp.com                       don@wolfeaxelrod.com;
----------------------                       --------------------
                                             andria@wolfeaxelrod.com

                    CEPTOR AND XMARK ANNOUNCE END TO LAW SUIT

HUNT VALLEY, MD - SEPTEMBER 21, 2005 -- CEPTOR CORPORATION, INC. (OTC BB: CEPO),
a  development-stage   biopharmaceutical   company  focusing  on  cell  targeted
therapeutic products for neuromuscular and neurodegenerative  diseases,  and the
Xmark  Opportunity  Funds  announced that Xmark has dropped the pending  lawsuit brought by it against CepTor Corporation and its Chairman,  William Pursley, and
that Xmark has agreed to dismiss, with prejudice, all of Xmark's pending claims.
Both sides have provided the other with releases from any further actions.

Mr.  Pursley  stated,  "We are happy to have resolved this matter  amicably with
Xmark without the need for further  wasteful  litigation  permitting us to focus our attentions where they belong, on getting an IND filed for Myodur in Duchenne muscular dystrophy."

                       -----------------------------------

About CepTor

CEPTOR CORPORATION is a development-stage  biopharmaceutical  company engaged in the discovery, development, and commercialization of proprietary,  cell-targeted therapeutic  products for the treatment of neuromuscular  and  neurodegenerative diseases with a focus on orphan diseases.  The Company's  mission is to increase the quality and quantity of life of people  suffering  with these  diseases.  An orphan disease is defined in the United States as a serious or  life-threatening disease  that  affects  less than  200,000  people  and for which no  definitive therapy currently exists. CepTor Corporation seeks to create an efficient orphan drug platform by taking advantage of the legislative,  regulatory and commercial opportunities  common to these  rare  diseases.  CepTor's  primary  efforts  are currently  being  focused on moving its lead  product,  MYODUR,  into phase I/II clinical trials for Duchenne  muscular  dystrophy.  The Company's broad platform technology  also includes the  development  of products for multiple  sclerosis, retinal degeneration and epilepsy.

THIS NEWS RELEASE CONTAINS FORWARD-LOOKING STATEMENTS. SUCH STATEMENTS ARE VALID
ONLY AS OF TODAY,  AND WE DISCLAIM ANY  OBLIGATION  TO UPDATE THIS  INFORMATION.
THESE STATEMENTS ARE SUBJECT TO KNOWN AND UNKNOWN RISKS AND  UNCERTAINTIES  THAT
MAY CAUSE ACTUAL FUTURE  EXPERIENCE  AND RESULTS TO DIFFER  MATERIALLY  FROM THE
STATEMENTS  MADE.  THESE  STATEMENTS  ARE  BASED  ON  OUR  CURRENT  BELIEFS  AND
EXPECTATIONS AS TO SUCH FUTURE OUTCOMES.  DRUG DISCOVERY AND DEVELOPMENT INVOLVE
A HIGH  DEGREE OF RISK.  FACTORS  THAT MIGHT  CAUSE  SUCH A MATERIAL  DIFFERENCE
INCLUDE,  AMONG  OTHERS,  UNCERTAINTIES  RELATED TO THE  ABILITY TO ATTRACT  AND
RETAIN PARTNERS FOR OUR TECHNOLOGIES,  THE IDENTIFICATION OF LEAD COMPOUNDS, THE
SUCCESSFUL  PRECLINICAL  DEVELOPMENT THEREOF, THE COMPLETION OF CLINICAL TRIALS,
THE FDA REVIEW  PROCESS  AND OTHER  GOVERNMENT  REGULATION,  OUR  PHARMACEUTICAL
COLLABORATOR'S   ABILITY  TO  SUCCESSFULLY   DEVELOP  AND   COMMERCIALIZE   DRUG
CANDIDATES, COMPETITION FROM OTHER PHARMACEUTICAL COMPANIES, PRODUCT PRICING AND
THIRD PARTY REIMBURSEMENT.

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